UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 12, 2025

Warner Bros. Discovery, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34177

Delaware	35-2333914
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

230 Park Avenue South
New York, New York 10003
(Address of principal executive offices, including zip code)

212-548-5555
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[☐]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A Common Stock	WBD	Nasdaq Global Select Market
4.302% Senior Notes due 2030	WBDI30	Nasdaq Global Market
4.693% Senior Notes due 2033	WBDI33	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A is being filed to correct a typographical error in the Company’s Current Report on Form 8-K (Item 5.02) filed June 16, 2025 whereby the date June 12, 2026 was erroneous and has been corrected to June 12, 2025. Other than such correction, no other changes have been made.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 12, 2025, Warner Bros. Discovery, Inc. (“we,” “us,” “our,” “WBD” or the “Company”) and our wholly-owned subsidiary Discovery Communications, LLC (“DCL”) entered into employment agreements with David Zaslav, our Chief Executive Officer (“CEO”), and Gunnar Wiedenfels, our Chief Financial Officer (individually, the “Zaslav Agreement” and the “Wiedenfels Agreement,” and collectively, the “Agreements”).

We entered into the Agreements in connection with our recently announced plans to separate our Streaming & Studios division from our Global Networks division in a tax-free transaction (the “Separation”), following which the Streaming & Studios division and the Global Networks division will become two publicly traded companies (referred to herein, respectively, as “Streaming & Studios” and “Global Networks”). The Zaslav Agreement amends and restates Mr. Zaslav’s prior employment agreement (the “Prior Agreement”) with certain terms that only become effective upon the Separation, when Mr. Zaslav is anticipated to become the CEO of Streaming & Studios. The Wiedenfels Agreement is contingent upon, and only effective on, the Separation and provides for the terms and conditions of his employment as the CEO of Global Networks after the Separation. The Compensation Committee (“Committee”) of the Board of Directors (the “Board”) of the Company approved and recommended to the Board to enter into, and the Board approved such entry into, the Agreements so that we may secure the leadership of Messrs. Zaslav and Wiedenfels through the initial stages of the two new companies. The following summary description of certain provisions of the Agreements does not purport to be complete and is qualified in its entirety by the actual text of the Zaslav Agreement, form of David Zaslav Non-Qualified Stock Option Grant Agreement and Wiedenfels Agreement, which have been filed with this Current Report as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Zaslav Employment Agreement

Introduction

With respect to the Zaslav Agreement, the Committee took the opportunity to redesign Mr. Zaslav’s compensation package following the effective time of the Separation, which the Committee believes will achieve the following goals:

•Secure Mr. Zaslav’s continued leadership and incentivize his critical contributions to position WBD for success until the Separation and to build a strong foundation for long-term stockholder value creation at Streaming & Studios;

•Address stockholder feedback and preferences with respect to CEO compensation structure; and

•Foster a stronger pay-for-performance alignment by allocating a significant portion of Mr. Zaslav’s target annual compensation to be at-risk in long-term equity incentives.

In considering Mr. Zaslav’s new compensation package, the Committee, in consultation with its independent compensation consultant, assessed a range of inputs, including stockholder feedback obtained over the last few years, peer group practices and benchmarks, strategic priorities of WBD and the value creation opportunities presented by the proposed Separation. Additionally, the Committee considered Mr. Zaslav’s deep understanding of our strategy and operations, extensive industry experience and leadership, as well as his role in developing the vision for the separation of the two companies, which we believe uniquely positions him to lead us through the consummation of the Separation and serve at the helm of Streaming & Studios through its initial formative period as a standalone company.

Beginning upon the completion of the Separation, the Zaslav Agreement will significantly reduce his target annual compensation, including lowering his annual cash compensation opportunity and reorienting the total pay mix toward long-term incentives, which the Committee believes will foster a stronger alignment with stockholders and incentivize sustained, long-term value creation, as further described below. Following the Separation, the Zaslav Agreement will no longer specify performance metric weighting that apply to the annual cash incentive opportunity or annual performance equity awards or performance periods for the annual performance equity awards. This will provide the Committee with flexibility to determine appropriate performance metrics and periods, as applicable, for the annual cash incentive opportunity and the annual performance equity awards.

Under the Zaslav Agreement, as a one-time inducement that the Committee believes will incentivize the successful completion of the Separation and stockholder value creation, Mr. Zaslav received on June 12, 2025 a stock option award consisting of 20,898,776 stock options in the form of 60% performance-vesting stock options and 40% time-based stock options, as further described below. In addition, as described below, under the terms of the Zaslav Agreement, Mr. Zaslav will receive 3,052,734 stock options on January 2, 2026, which will be subject to the same split of performance-vesting and time-based vesting conditions, provided that he remains employed on that date. As described further below, 92% of the stock option grant is subject to forfeiture if a Separation or a Qualifying Transaction (as defined below) does not occur prior to December 31, 2026.

The Committee also took the opportunity to adopt a double-trigger cash severance provision for Mr. Zaslav in the event of a change in control transaction, eliminating the legacy single-trigger provision effective as of June 12, 2025, in response to stockholder feedback and in line with leading market practices, as further described below. The Committee believes the changes reflected in the Zaslav Agreement are responsive to stockholder feedback and represent the Board’s commitment to furthering the alignment of our compensation structure with our strategic priorities as we execute on our transformation into two leading media companies.

Summary

Prior to the Separation, Mr. Zaslav will continue to serve as our CEO with an annual base salary, annual cash bonus opportunity and annual grants of performance based restricted stock units (“PRSUs”) on the terms set forth in the Prior Agreement. If a Separation does not occur prior to December 31, 2026, those terms will continue while Mr. Zaslav remains our CEO until December 31, 2027. The material terms of the Prior Agreement are described in our Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 20, 2021 and March 6, 2023.

Upon completion of the Separation, Mr. Zaslav will become the CEO of Streaming & Studios with a term of employment that runs through December 31, 2030 and a base salary of $3,000,000 per annum for the duration of the term. Following the Separation, Mr. Zaslav’s target annual cash bonus opportunity will be reduced to $6,000,000, with the actual payout based on the achievement of performance goals established by Streaming & Studios’ compensation committee. The annual bonus payout is subject to a cap of 200% of the target amount. Mr. Zaslav will also be eligible to receive annual equity awards following the Separation under Streaming & Studios’ equity incentive plan (the “Streaming & Studios Plan”) with a target value of $15,500,000 in the first year that Mr. Zaslav receives an equity grant from Streaming & Studios and which will be reduced to an annual target value of $7,500,000 per year thereafter during the term of employment.

The larger initial annual equity award in such first year is intended to incentivize performance results and enhance retention, in regard to the important transition period immediately following the Separation. Fifty percent (50%) of the value of any Streaming & Studios annual equity grant will be in the form of PRSUs and the remaining fifty percent (50%) will be in the form of time-based restricted stock units (“RSUs”), with the terms and conditions of such awards and the performance objectives for the PRSUs established based on Streaming & Studios’ then-standard practices and procedures for awards to other senior executives of Streaming & Studios. In the year that the Separation occurs, Mr. Zaslav’s annual bonus target will be prorated based on the target amount in effect under the Prior Agreement and his reduced annual bonus target under the Zaslav Agreement and he will only receive one annual equity award in such year, which will either be based on the terms of his Prior Agreement or the Zaslav Agreement, depending on whether the Separation has occurred prior to or following the normal time when annual equity grants are made.

Under the Zaslav Agreement, Mr. Zaslav received on June 12, 2025 a special grant of stock options under the Amended and Restated Warner Bros. Discovery Stock Incentive Plan (“WBD Plan”) to purchase 20,898,776 shares of our common stock (the “Signing Options”), 92% of which is subject to forfeiture if a Separation or a Qualifying Transaction (as defined below) does not occur prior to December 31, 2026, as further described below. Forty percent (40%) of the Signing Options are subject to time-based vesting requirements (the “Time-Based Options”), with one-fifth of the Time-Based Options eligible to vest on each of the first five anniversaries of June 12, 2025, provided that Mr. Zaslav remains employed by WBD or Streaming & Studios. This is referred to as the “service condition”. The remaining sixty percent (60%) of the Signing Options (the “Performance-Based Options”) will vest if, in addition to Mr. Zaslav satisfying the service condition, a performance goal related to the price of our common stock relative to each Signing Option’s exercise price of $10.16 is achieved. The Performance-Based Options are divided into three equal tranches of 4,179,755 stock options each with the following performance goals, which must be achieved before June 12, 2030 (or earlier in the case of certain transactions or terminations, as described below):

•Tranche A: achievement over a period of 30 consecutive days of a volume-weighted average stock price (a “VWAP Price”) equal to or exceeding 120% of the exercise price ($12.19)

•Tranche B: achievement of a VWAP price equal to or exceeding 150% of the exercise price ($15.24)

•Tranche C: achievement of a VWAP price equal to or exceeding 165% of the exercise price ($16.76)

In addition, on January 2, 2026, Mr. Zaslav will receive a grant of additional options under the WBD Plan to purchase 3,052,734 shares of WBD common stock, which will have the same terms as the Signing Options above (including the same performance goals), provided he remains a full-time employee of WBD through such date. If our stock price exceeds $10.16 on January 2, 2026, additional awards will be made to address the lost economic value attributable to the higher exercise price.

The Signing Options are subject to special vesting rules in the event of certain transactions, including the Separation. If a Separation does not occur prior to December 31, 2026, then Mr. Zaslav will retain only the then-vested Time-Based Options (i.e., 8% of the total award). The remaining portion of the Time-Based Options and all of the Performance-Based Options will be forfeited on December 31, 2026, regardless of whether the Performance-Based Options have satisfied the service condition or the performance goals. Based on the stated service conditions, this means that only 20% of the Time-Based Options would be expected to become vested on or before December 31, 2026 and remain outstanding if the Separation does not occur prior to that date and all other Signing Options would be forfeited.

In addition, if prior to a Separation, there occurs a “change in control” (as defined in the WBD Plan) of the Company or we otherwise sell our Streaming & Studios division (or all or substantially all of its assets) (any such transaction, a “Qualifying Transaction”) prior to December 31, 2026, then all of the Time-Based Options will become vested and each tranche of Performance-Based Options will vest, if and to the extent that the price of our common stock on or immediately prior to the occurrence of the Qualifying Transaction equals or exceeds the applicable performance goal for such tranche. Any Performance-Based Options that do not become vested in connection with a Qualifying Transaction will be forfeited.

Upon a Separation, the Signing Options will be converted solely into options to purchase shares of Streaming & Studios common stock using the methodology determined by the Committee, and the exercise price and all performance goals will be adjusted using such methodology to be measured relative to Streaming & Studios common stock. If there occurs a change in control of Streaming & Studios following the Separation, then the Signing Options will be treated as described above for a Qualifying Transaction except that the measurement of performance goals that determine the vesting of each tranche of Performance-Based Options will be based on the price of Streaming & Studios common stock on or immediately prior to the change in control of Streaming & Studios. Change in control for these purposes will be defined in the Streaming & Studios Plan.

If Mr. Zaslav’s employment is terminated without “Cause” or for “Good Reason”, or on account of death or disability (as such terms are defined below), all of the outstanding Time-Based Options will become fully vested and exercisable and the Performance-Based Options will remain outstanding and eligible to satisfy the performance goals for a period of one year (or until June 12, 2030 for any termination after June 12, 2029), following which any Signing Options which have not vested and been exercised will be forfeited. Mr. Zaslav will forfeit all of the Signing Options, whether vested or unvested, upon a termination for Cause. If Mr. Zaslav’s employment is terminated for any other reason, any then-vested Signing Options will be exercisable for 90 days following such termination and all the remaining unvested Signing Options will be forfeited immediately upon such termination.

Under the Zaslav Agreement, Mr. Zaslav’s right to voluntarily terminate his employment between 30 and 60 days following a change in control and receive substantial severance benefits – a so-called “walk away right” – has been eliminated effective upon execution of the Zaslav Agreement and regardless of whether the Separation occurs.

Until the Separation, Mr. Zaslav will continue to be required to hold 1,500,000 shares of our common stock and following the Separation, Mr. Zaslav will be required to hold an equivalent number of shares of Streaming & Studios common stock.

Prior to the Separation, Mr. Zaslav will be eligible for the same employee benefits that he was entitled to under the Prior Agreement, including his use of the Company’s aircraft under the terms of the Prior Agreement. If the Separation does not occur prior to December 31, 2026, Mr. Zaslav will continue to be eligible for those benefits until December 31, 2027. Effective upon completion of the Separation, Mr. Zaslav will be eligible to participate in all employee benefit plans and arrangements sponsored by Streaming & Studios for the benefit of its senior executive group, including insurance and retirement plans, and will be entitled to four weeks of vacation each year. Consistent with the Prior

Agreement, as the CEO of Streaming & Studios, Mr. Zaslav will receive a car allowance of $1,400 per month and will be entitled to use Streaming & Studios’ aircraft (or other private aircraft) for up to 125 hours of personal use per year paid for by Streaming & Studios. Personal use will include Mr. Zaslav’s spouse traveling separately on the aircraft if such travel is to join Mr. Zaslav at a location where he has travelled for business purposes. Consistent with the Prior Agreement, if Streaming & Studios requests that a family member or guest accompany Mr. Zaslav on a business trip, such use shall not be considered personal use, and to the extent Streaming & Studios imputes income to Mr. Zaslav for such family member or guest travel, Streaming & Studios may, consistent with company policy, pay Mr. Zaslav a lump sum “gross-up” payment sufficient to make Mr. Zaslav whole for the amount of federal, state and local income and payroll taxes due on such imputed income as well as the federal, state and local income and payroll taxes with respect to such gross-up payment.

Prior to a Separation, Mr. Zaslav’s entitlements upon termination of employment (other than with respect to the Signing Options), regardless of the reason for such termination, will be consistent with the terms of the Prior Agreement. Following the Separation, the Zaslav Agreement provides for the following treatment upon termination, depending on the reason for termination.

If, following the Separation, Mr. Zaslav is terminated for “Cause” or he resigns without “Good Reason”, he shall be entitled to receive only amounts or benefits that have been earned, accrued or vested at the time of his termination and all other benefits or payments due or owing Mr. Zaslav will be forfeited.

“Cause” means (i) a material adverse effect on the business of Streaming & Studios as a result of Mr. Zaslav’s gross neglect, willful malfeasance or willful gross misconduct in connection with his employment which has a material adverse effect on the business of Streaming & Studios, unless Mr. Zaslav reasonably believed in good faith that such act or non-act was in or not opposed to the best interests of Streaming & Studios; (ii) Mr. Zaslav is convicted of, or pleads guilty or nolo contendre to, or fails to defend against, a felony; (iii) Mr. Zaslav substantially and continuously refuses to perform his duties under the Zaslav Agreement or to follow the lawful directions of the Streaming & Studios Board (provided such directions do not include meeting any specific financial performance metrics); (iv) Mr. Zaslav breaches the restrictive covenants contained in the Zaslav Agreement; (v) Mr. Zaslav violates any policy of Streaming & Studios that is generally applicable to all employees or all of the officers of Streaming & Studios or Streaming & Studios’ code of conduct, that Mr. Zaslav knows or reasonably should know could reasonably be expected to result in a material adverse effect on Streaming & Studios; or (vi) Mr. Zaslav fails to cooperate, if requested by the Streaming & Studios Board, with any investigation or inquiry into his or Streaming & Studios’ business practices.

“Good Reason” means Streaming & Studios’: (i) reduction of Mr. Zaslav’s base salary; (ii) material reduction in the amount of the annual bonus which Mr. Zaslav is eligible to earn; (iii) relocation of Mr. Zaslav’s primary office at Streaming & Studios to a facility or location that is more than 40 miles away from Mr. Zaslav’s primary office location immediately prior to such relocation and is further away from Mr. Zaslav’s residence; (iv) material reduction of Mr. Zaslav’s duties, which for purposes of clarity includes no longer reporting to the board of directors of a public company; or (v) material breach by Streaming & Studios of the Zaslav Agreement.

If, following the Separation, Mr. Zaslav’s employment is terminated by Streaming & Studios without Cause, or if Mr. Zaslav resigns for Good Reason, Mr. Zaslav shall be entitled to receive termination benefits, including (i) a pro-rated bonus for the year of termination (subject to the applicable performance metrics); (ii) an amount equal to one-twelfth (1/12) of the average annual base salary Mr. Zaslav was earning in the calendar year of the termination and the immediately preceding calendar year, multiplied by the applicable number of months in the “Severance Period” (as defined below), which amount shall be paid in substantially equal payments over the course of the Severance Period in accordance with the Company’s normal payroll practices during such period; plus (iii) an amount equal to one-twelfth (1/12) of the average annual bonus paid to Mr. Zaslav for the immediately preceding two years (excluding the amount of any annual bonus in excess of $12,000,000), multiplied by the number of months in the Severance Period, which amount shall be paid in substantially equal payments over the course of the Severance Period in accordance with Streaming & Studios’ normal payroll practices during such period; plus (iv) reimbursement of COBRA premiums for up to the maximum applicable COBRA period. The “Severance Period” shall be a period of 24 months commencing on the termination of Mr. Zaslav’s employment. In addition, if following the Separation, Mr. Zaslav’s employment is terminated by Mr. Zaslav for Good Reason or by Streaming & Studios other than for Cause, the Signing Options will be treated as described above, any outstanding RSUs will become fully vested and Mr. Zaslav will be eligible to earn a pro-rata portion (based on the time worked in the performance period plus the Severance Period) of any PRSUs granted by Streaming & Studios based on actual performance through the end of the applicable performance period. PRSUs granted by us prior to the Separation that are unvested and outstanding at the time of such a termination will vest as provided under the Prior Agreement.

Under the Zaslav Agreement, if Mr. Zaslav is terminated other than for Cause or he resigns for Good Reason within the 12-month period following a Change in Control of Streaming & Studios (which will be defined in the Streaming & Studios Plan), then (i) any outstanding RSUs shall become fully vested, (ii) any outstanding PRSUs granted by us prior to the Separation for which the performance period has not expired will be deemed earned at the maximum level of performance and (iii) any PRSUs granted by Streaming & Studios will be deemed to have vested at the greater of target or actual performance.

If, following the Separation, Mr. Zaslav’s employment is terminated because of his death or “disability” (as defined below), Mr. Zaslav or his heirs, as applicable, shall be entitled to receive termination benefits, including a pro-rated bonus for the year of termination and, in the case of disability, reimbursement of COBRA premiums for up to the maximum applicable COBRA period. Mr. Zaslav will be deemed to have a “disability” if he is unable to perform substantially all of his duties under the Zaslav Agreement in the normal and regular manner due to physical or mental illness or injury and has been unable to do so for 150 days or more during the 12 consecutive months then ending. In addition, the Signing Options will be treated as described above, any outstanding RSUs will become fully vested and a pro-rata portion of PRSUs for which the performance period has not yet expired (based on the number of days Mr. Zaslav was employed in the performance period) will be eligible to vest based on actual performance through the end of the applicable performance period.

In the event of the termination of Mr. Zaslav’s employment upon the expiration of the Zaslav Agreement on December 31, 2030, Streaming & Studios shall pay to Mr. Zaslav termination benefits, including (i) reimbursement of COBRA premiums for up to the maximum applicable COBRA period plus (ii) an amount equal to the sum of (1) the annualized base salary Mr. Zaslav was earning upon expiration of the term, plus (2) the maximum annual bonus payable to Mr. Zaslav under the Zaslav Agreement (i.e., $12,000,000), which amount shall be paid in substantially equal payments over the course of the 12 months immediately following termination, in accordance with Streaming & Studios’ normal payroll practices. In addition, the Signing Options will be treated as described above, any outstanding RSUs will become fully vested and Mr. Zaslav will be eligible to earn a pro-rata portion (based on the time worked in the performance period plus 12 months) of any PRSUs that are unvested and outstanding based on actual performance through the end of the applicable performance period.

To be eligible for the severance benefits described above, including any cash severance, pro-rated bonus or additional equity award vesting, upon a termination under the circumstances described above other than death, Mr. Zaslav must execute a release in favor of Streaming & Studios.

Pursuant to the Zaslav Agreement, Mr. Zaslav is subject to customary restrictive covenants, including those relating to non-solicitation, non-interference, non-competition and confidentiality, during the term of the Zaslav Agreement and for a period of two years thereafter, unless Mr. Zaslav’s employment is terminated without Cause or for Good Reason, in which case the restricted period would be reduced to one year following termination.

Wiedenfels Employment Agreement

Introduction

Mr. Wiedenfels’ new compensation package, which will take effect only upon successful completion of the Separation, was designed to reflect his expanded responsibilities as the go-forward CEO of Global Networks, market practices and peer group benchmarks for new CEO compensation packages.

Summary

Prior to the Separation, Mr. Wiedenfels will continue to serve as our Chief Financial Officer (“CFO”) under the terms of his existing employment agreement (the “CFO Agreement”). The Wiedenfels Agreement will only become effective upon, and is contingent on, completion of the Separation. If the Separation does not occur prior to December 31, 2026, then the Wiedenfels Agreement will become null and void and Mr. Wiedenfels will continue to be our CFO under the terms of the CFO Agreement (which expires on July 11, 2026, but may be extended by mutual agreement of the parties).

Following the Separation, Mr. Wiedenfels will serve as the CEO of Global Networks under the terms of the Wiedenfels Agreement. The term of the Wiedenfels Agreement will end on December 31, 2031 unless the parties then agree to renew the Wiedenfels Agreement.

Under the Wiedenfels Agreement, Mr. Wiedenfels’ base salary will be $2,500,000 per annum and he will be eligible for an annual cash bonus opportunity with a target equal to 350% of his annual base salary, with the actual payout based on achievement of performance goals established by Global Networks’ compensation committee. The annual bonus payout is subject to a cap of 200% of the target amount. Mr. Wiedenfels will also be eligible to receive annual equity awards under Global Networks’ equity incentive plan (the “Global Networks Plan”) with an annual target value of $16,000,000. Fifty percent (50%) of the value of any annual equity award will be made in the form of time-based restricted stock units (“RSUs”) and the remaining fifty percent (50%) will be in the form determined by Global Networks’ compensation committee. The terms and conditions of such awards will be based on Global Networks’ then-standard practices and procedures for awards to other senior executives of Global Networks. In the year the Separation occurs, Mr. Wiedenfels’ annual bonus will be prorated based on the target amount in effect under the CFO Agreement and his new annual bonus target under the Wiedenfels Agreement and, if he receives his annual equity grant in such year under the CFO Agreement, he will receive a top-up equity grant that reflects the higher target value of his annual equity award as Global Networks CEO, prorated for the time served as the Global Networks CEO in such year.

Following the Separation, Mr. Wiedenfels will also be granted a one-time inducement equity award under the Global Networks Plan with a target grant date value of $15,000,000 intended to reward Mr. Wiedenfels for post-Separation value creation and provide enhanced retention. Fifty percent (50%) of this award will be made in the form of RSUs and the remaining fifty percent (50%) will be made in the form of options to purchase Global Networks common stock. This award will vest ratably over a five-year period and will be subject to other terms and conditions as determined by Global Networks’ compensation committee.

If Mr. Wiedenfels’ employment is terminated for “Cause” or he resigns without “Good Reason”, he will be entitled to receive only the amounts or benefits that have been earned, accrued or vested at the time of his termination.

“Cause,” means (i) the conviction of, or nolo contendere or guilty plea, to a felony (whether any right to appeal has been or may be exercised); (ii) conduct constituting embezzlement, misappropriation or fraud, whether or not related to Mr. Wiedenfels’ employment with Global Networks; (iii) conduct constituting a financial crime, material act of dishonesty or conduct in material violation of Global Networks’ Code of Ethics or other written policies; (iv) willful and improper conduct substantially prejudicial to Global Networks’ business (whether financial or otherwise); (v) willful unauthorized disclosure or use of Global Networks confidential information; (vi) material improper destruction of Global Networks property; or (vii) willful misconduct in connection with the performance of Mr. Wiedenfels’ duties.

“Good Reason” means without Mr. Wiedenfels’ consent, Global Networks’ (a) material reduction in Mr. Wiedenfels’ duties or responsibilities; (b) material change in the location of the office where Mr. Wiedenfels works (i.e., relocation outside the New York, NY metropolitan area); (c) reduction in Mr. Wiedenfels’ base salary; (d) material reduction in the amount of the annual bonus which Mr. Wiedenfels is eligible to earn; or (e) material breach by Global Networks of the Wiedenfels Agreement.

If Mr. Wiedenfels’ employment is terminated without “Cause” or by Mr. Wiedenfels for “Good Reason” , he will be entitled to termination benefits, including: (i) a pro-rated bonus for the year of termination (subject to the applicable performance metrics), (ii) an amount equal to two times the sum of (x) his base salary plus (y) his annual target bonus to be paid over a severance period of 24 months, (iii) continued vesting of then-outstanding equity awards granted after the Separation over such severance period, (a) with payment of any prorated performance-based equity awards to be based on actual performance (b) any vested options as of the termination date to be exercisable for one-year following termination and (c) any options that vest in the severance period to be exercisable for 90 days following the severance period and (iv) reimbursement of up to 18 months of COBRA premiums. Any equity awards granted by us prior to the Separation that are unvested and outstanding at the time of such a termination will vest as provided under the WBD Plan and applicable award agreements. If Mr. Wiedenfels is terminated other than for Cause or resigns for Good Reason within the 18-month period following a change in control of Global Networks (which will be defined in the Global Networks Plan), then any equity awards granted by Global Networks following the Separation will become fully vested, with any performance-based awards deemed to have vested at the greater of target or actual performance.

If Mr. Wiedenfels’ employment is terminated as a result of his death or “disability” (as defined below), Mr. Wiedenfels or his heirs, as applicable, shall be entitled to receive termination benefits, including a pro-rated bonus for the year of termination and, in the case of disability, reimbursement of COBRA premiums for up to the maximum applicable COBRA period Mr. Wiedenfels will be deemed to have a “disability” if he is unable to perform substantially all of his duties under the Wiedenfels Agreement due to physical or mental illness or injury and has been unable to do so for (i) a period of six consecutive months or (ii) shorter periods that add up to six months in any eight-month period. In addition, his then-outstanding equity awards granted after the Separation will have the same treatment as provided above for a termination without Cause or Good Reason, except that the vesting of any time-based awards will fully accelerate on the termination date and any options that vest as a result of such termination will remain exercisable for one-year following the termination date.

If Mr. Wiedenfels and Global Networks do not agree to renew the Wiedenfels Agreement at the end of the term, Mr. Wiedenfels will be entitled to any accrued benefits, including payment of the annual bonus for the year of termination, and nonrenewal noncompetition benefits in consideration of Mr.

Wiedenfels’ continued compliance with his restrictive covenants. These benefits include (i) an amount equal to the sum of (x) his base salary plus (y) target bonus to be paid over a period of 12 months following Mr. Wiedenfels’ termination date and (ii) the same treatment of his then-outstanding equity awards granted after the Separation as provided above for a termination without Cause or Good Reason, except the period for which the awards continue to vest will be reduced to 12 months.

To be eligible for the severance benefits or nonrenewal noncompetition benefits described above on a termination under the circumstances described above other than death or disability, Mr. Wiedenfels must execute a release in favor of Global Networks.

Pursuant to the Wiedenfels Agreement, Mr. Wiedenfels is subject to customary restrictive covenants, including noncompetition and nonsolicitation covenants effective during Mr. Wiedenfels’ employment and for a period of 24 months and 18 months, respectively, thereafter, unless Mr. Wiedenfels’ employment is terminated without Cause, for Good Reason, disability or the expiration of the employment term, in which case the restricted period for the noncompetition clause would be reduced to one year following termination.

If Mr. Wiedenfels ceases to comply with the noncompetition or nonsolicitation clauses in the Wiedenfels Agreement, any severance benefits or nonrenewal noncompetition benefits described above would be terminated and subject to repayment on demand (as applicable).

Cautionary Statement Regarding Forward- Looking Information

This Current Report on Form 8-K (including the exhibits attached hereto) contains certain “forward-looking statements.” Forward-looking statements include, without limitation, statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof.

Forward-looking statements include, without limitation, statements about the benefits of the Separation, including future financial and operating results, the future company plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties outside of our control. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: the occurrence of any event, change or other circumstances that could give rise to the abandonment of the Separation or pursuit of a different structure; risks that any of the conditions to the Separation may not be satisfied in a timely manner; risks that the anticipated tax treatment of the proposed Separation is not obtained; risks related to potential litigation brought in connection with the Separation; uncertainties as to the timing of the Separation; risks and costs related to the Separation, including risks relating to changes to the configuration of the Company’s existing businesses; the risk that implementing the Separation may be more difficult, time consuming or costly than expected; risks related to financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industry in which it operates; risks related to disruption of management time from ongoing business operations due to the Separation; failure to realize the benefits expected from the Separation; the final terms and conditions of the Separation, including the terms of any ongoing commercial agreements and arrangements, and the relationship, between Streaming & Studios and Global Networks following the Separation; the nature and amount of any indebtedness incurred by Streaming & Studios or Global Networks; effects of the announcement, pendency or completion of the Separation on the ability of the Company to retain and hire key personnel and maintain relationships with its suppliers, and on its operating results and businesses generally; risks related to the potential impact of general economic, political and market factors on the Company as it implements the Separation; and risks related to obtaining permanent financing and risks related to the tender offers and consent solicitations, in each case as described in the Current Report on Form 8-K filed with the SEC on June 9, 2025.

The Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risks related to the Separation. Discussions of additional risks and uncertainties are contained in the Company’s filings with the SEC, including but not limited to the Company’s most recent Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. The Company is not under any obligation, and expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this communication are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1
Amended and Restated Employment Agreement between David Zaslav, Warner Bros. Discovery, Inc. and Discovery Communications, LLC dated June 12, 2025 (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on June 16, 2025 (SEC File No. 001-34177))

10.2	Form of David Zaslav Non-Qualified Stock Option Grant Agreement (incorporated by reference to Exhibit 10.2 to the Form 8-K filed on June 16, 2025 (SEC File No. 001-34177))*
10.3
Employment Agreement between Gunnar Wiedenfels, Warner Bros. Discovery, Inc. and Discovery Communications, LLC, dated June 12, 2025 (incorporated by reference to Exhibit 10.3 to the Form 8-K filed on June 16, 2025 (SEC File No. 001-34177))*

101	Inline XBRL Instance Document - the instance document does not appear in the Interactive Date File because its XBRL tags are embedded within the Inline XBRL document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be supplementally provided to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warner Bros. Discovery, Inc.

Date: June 17, 2025	By:	/s/ Tara L. Smith
Tara L. Smith
Executive Vice President and Corporate Secretary